Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces first quarter results for fiscal year 2026

Exceeds guidance with 22% sales growth and over 30% EPS growth year over year

GALWAY, Ireland – Jan. 21, 2026 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 26, 2025.

First Quarter Highlights

●	Net sales were $4.7 billion, an increase of 22% on a reported basis year over year, driven by growth in both the Industrial and Transportation segments, and 15% organically.
●	GAAP diluted earnings per share (EPS) from continuing operations was $2.53, an increase of 45% year over year. Adjusted EPS was $2.72, an increase of 33% year over year.
●	GAAP operating margin was 20.6%, an increase of 260 basis points year over year. Adjusted operating margin expanded 180 basis points year over year to 22.2%, driven by strong operational performance across both segments.
●	Record orders of $5.1 billion, an increase of 28% year over year and 9% sequentially.
●	Cash flow from operating activities was $865 million and free cash flow was $608 million, with $615 million returned to shareholders.

“Our teams delivered strongly against our strategy, resulting in first quarter earnings growth over 30% and sales growth of more than 20%, both of which were above our guidance and driven by growth in both segments,” said CEO Terrence Curtin. “We continue to benefit from a broadening of growth from our investments in data and power connectivity in key applications such as AI, energy grid hardening and next generation vehicles that are driving our auto content growth above market. Our positioning and team execution resulted in record quarterly orders of over $5 billion, setting up TE for another year of strong growth and margin expansion.

“We expect double-digit sales and adjusted earnings growth again in our second quarter as our teams continue to innovate with our customers to ensure next generation technologies are brought to life.”

Second Quarter FY26 Outlook

For the second quarter of fiscal 2026, the company expects sales of approximately $4.7 billion, an increase of 13% on a reported basis and 6% organically year over year. Adjusted EPS is expected to be approximately $2.65, up 20% year over year. GAAP EPS from continuing operations is expected to be approximately $2.26.

Beginning in fiscal 2026, the company is excluding amortization expense on intangible assets and, if applicable, the related tax effects from its calculation of certain non-GAAP measures.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●At TE Connectivity's website: investors.te.com
●By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963.
●A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Jan. 21.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 90,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 26, 2025, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2025	2024

	(in millions, except per share data)
Net sales	$4,669	$3,836
Cost of sales	2,930	2,476
Gross margin	1,739	1,360
Selling, general, and administrative expenses	538	427
Research, development, and engineering expenses	225	188
Acquisition and integration costs	3	5
Restructuring and other charges, net	10	50
Operating income	963	690
Interest income	25	23
Interest expense	(30)	(6)
Other income (expense), net	3	(1)
Income from continuing operations before income taxes	961	706
Income tax expense	(210)	(178)
Income from continuing operations	751	528
Loss from discontinued operations, net of income taxes	(1)	—
Net income	$750	$528

Basic earnings per share:
Income from continuing operations	$2.55	$1.77
Loss from discontinued operations	—	—
Net income	2.55	1.77

Diluted earnings per share:
Income from continuing operations	$2.53	$1.75
Loss from discontinued operations	—	—
Net income	2.53	1.75

Weighted-average number of shares outstanding:
Basic	294	299
Diluted	297	301

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 26,	September 26,
	2025	2025

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,251	$1,255
Accounts receivable, net of allowance for doubtful accounts of $48 and $44, respectively	3,469	3,403
Inventories	2,951	2,699
Prepaid expenses and other current assets	697	609
Total current assets	8,368	7,966
Property, plant, and equipment, net	4,395	4,312
Goodwill	7,162	7,126
Intangible assets, net	2,177	2,227
Deferred income taxes	2,429	2,507
Other assets	1,021	943
Total assets	$25,552	$25,081
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$852	$852
Accounts payable	2,149	2,021
Accrued and other current liabilities	2,068	2,247
Total current liabilities	5,069	5,120
Long-term debt	4,856	4,842
Long-term pension and postretirement liabilities	766	767
Deferred income taxes	198	198
Income taxes	441	414
Other liabilities	1,086	1,010
Total liabilities	12,416	12,351
Commitments and contingencies
Redeemable noncontrolling interests	149	145
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 303,796,785 and 302,889,075 shares issued, respectively	3	3
Accumulated earnings	14,543	13,932
Ordinary shares held in treasury, at cost, 10,086,721 and 8,330,931 shares, respectively	(1,762)	(1,356)
Accumulated other comprehensive income	203	6
Total shareholders' equity	12,987	12,585
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$25,552	$25,081

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2025	2024

	(in millions)
Cash flows from operating activities:
Net income	$750	$528
Loss from discontinued operations, net of income taxes	1	—
Income from continuing operations	751	528
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	259	186
Deferred income taxes	77	98
Non-cash lease cost	39	34
Provision for losses on accounts receivable and inventories	43	41
Share-based compensation expense	50	35
Other	4	12
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(79)	146
Inventories	(301)	(118)
Prepaid expenses and other current assets	20	68
Accounts payable	139	150
Accrued and other current liabilities	(217)	(295)
Income taxes	45	30
Other	35	(37)
Net cash provided by operating activities	865	878
Cash flows from investing activities:
Capital expenditures	(258)	(205)
Proceeds from sale of property, plant, and equipment	1	1
Acquisition of businesses, net of cash acquired	—	(325)
Other	3	(8)
Net cash used in investing activities	(254)	(537)
Cash flows from financing activities:
Net increase in commercial paper	—	90
Proceeds from exercise of share options	44	34
Repurchase of ordinary shares	(405)	(303)
Payment of ordinary share dividends to shareholders	(209)	(189)
Other	(46)	(27)
Net cash used in financing activities	(616)	(395)
Effect of currency translation on cash	1	(11)
Net decrease in cash, cash equivalents, and restricted cash	(4)	(65)
Cash, cash equivalents, and restricted cash at beginning of period	1,255	1,319
Cash, cash equivalents, and restricted cash at end of period	$1,251	$1,254

Supplemental cash flow information:
Income taxes paid, net of refunds	88	49

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2025	2024

	(in millions)
Net cash provided by operating activities	$865	$878
Capital expenditures, net	(257)	(204)
Free cash flow (1)	$608	$674

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 26,		December 27,
	2025		2024

	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$2,467		$2,243
Industrial Solutions	2,202		1,593
Total	$4,669		$3,836

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$501	20.3%	$446	19.9%
Industrial Solutions	462	21.0	244	15.3
Total	$963	20.6%	$690	18.0%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$523	21.2%	$495	22.1%
Industrial Solutions	513	23.3	289	18.1
Total	$1,036	22.2%	$784	20.4%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 26, 2025
	versus Net Sales for the Quarter Ended December 27, 2024
	Net Sales		Organic Net Sales
	Growth		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$163	9.5%	$112	6.5%	$51	$—
Commercial transportation	58	18.6	51	16.3	7	—
Sensors	3	1.4	(5)	(2.3)	8	—
Total Transportation Solutions	224	10.0	158	7.0	66	—
Industrial Solutions:
Digital data networks	294	71.2	288	69.7	6	—
Automation and connected living	70	14.6	55	11.6	14	1
Aerospace, defense, and marine	47	14.1	36	10.9	11	—
Energy	190	88.0	32	14.6	7	151
Medical	8	5.3	8	5.3	—	—
Total Industrial Solutions	609	38.2	419	26.3	38	152
Total	$833	21.7%	$577	15.0%	$104	$152

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$501	$—	$4	$18	$523
Industrial Solutions	462	6	6	39	513
Total	$963	$6	$10	$57	$1,036

Operating margin	20.6%				22.2%

Income tax expense	$(210)	$(1)	$(3)	$(11)	$(225)

Effective tax rate	21.9%				21.8%

Income from continuing operations	$751	$5	$7	$46	$809

Diluted earnings per share from continuing operations	$2.53	$0.02	$0.02	$0.15	$2.72

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$446	$—	$32	$17	$—	$495
Industrial Solutions	244	5	18	22	—	289
Total	$690	$5	$50	$39	$—	$784

Operating margin	18.0%					20.4%

Income tax expense	$(178)	$(1)	$(9)	$(7)	$13	$(182)

Effective tax rate	25.2%					22.8%

Income from continuing operations	$528	$4	$41	$32	$13	$618

Diluted earnings per share from continuing operations	$1.75	$0.01	$0.14	$0.11	$0.04	$2.05

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 28, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$445	$—	$33	$17	$—	$495
Industrial Solutions	303	12	12	24	—	351
Total	$748	$12	$45	$41	$—	$846

Operating margin	18.1%					20.4%

Income tax expense	$(742)	$(2)	$(11)	$(8)	$574	$(189)

Effective tax rate	98.3%					22.2%

Income from continuing operations	$13	$10	$34	$33	$574	$664

Diluted earnings per share from continuing operations	$0.04	$0.03	$0.11	$0.11	$1.91	$2.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,818	$—	$75	$70	$—	$1,963
Industrial Solutions	1,393	57	51	120	—	1,621
Total	$3,211	$57	$126	$190	$—	$3,584

Operating margin	18.6%					20.8%

Income tax expense	$(1,361)	$(12)	$(13)	$(37)	$618	$(805)

Effective tax rate	42.5%					22.5%

Income from continuing operations	$1,843	$45	$113	$153	$618	$2,772

Diluted earnings per share from continuing operations	$6.16	$0.15	$0.38	$0.51	$2.07	$9.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 21, 2026

(UNAUDITED)

Outlook for
Quarter Ending
March 27,
2026
Diluted earnings per share from continuing operations	$2.26
Acquisition-related charges	0.01
Restructuring and other charges, net	0.23
Amortization expense	0.15
Adjusted diluted earnings per share from continuing operations (1)	$2.65

Net sales growth	13.4%
Translation	(4.3)
(Acquisitions) divestitures, net	(2.9)
Organic net sales growth (1)	6.2%

(1) See description of non-GAAP financial measures.